UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              December 19, 1997
                                                -------------------------------


                               Star Dolphin, Inc.
             (Exact name of Registrant as specified in its charter)


         Nevada                    33-55254-23              87-0438634
(State or other jurisdiction     (Commission File         (IRS Employer
     of Incorporation)                Number)           Identification No.)

12 East 44th Street, New York, NY                        10017
----------------------------------------                 -----
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code      (212) 328-1660
                                                   -------------------

3098 South  Highland  Drive, Suite 460,  Salt Lake City,  UT 84106
   (Former name or Former address, if changed since last report)

ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

         On December 19, 1997, Phillip Wong Wah Lik purchased 465,800 of the outstanding shares of the Registrant from Capital General Corporation, Yeaman Enterprises, Inc. and Krista Nielson who together owned 865,000 outstanding shares and were deemed "control" persons. The consideration was $125,000. The transaction was a result of arms-length negotiations and there was no prior relationship between the parties.

         In addition, Phillip Wong Wah Lik earlier had purchased 1,000,000 directly from the Registrant for a consideration of $1,000 plus services and advances. Mr. Phillip Wong Wah Lik now owns and controls 73% of the Registrant's outstanding shares.

         Further, Krista Nielson and Sasha Belliston resigned as directors and officers, Phillip Wong Wah Lik was elected President and a Director, Sui Cheung Leung was elected Vice President and a Director and Beom Hyeock Lee was elected a Director and Secretary.

                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STAR DOLPHIN, INC.


                                        By:      /s/ Beom Hyeock Lee
                                                 Beom Hyeock Lee, Secretary

Dated:   December 29, 1997